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                                                                    Exhibit 23.3

PARENTE RANDOLPH
[PARENTE RANDOLPH LOGO]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Member
Vibra Healthcare, LLC:

We hereby consent to the incorporation by reference in this Form S-8 of Medical Properties Trust, Inc. of our report dated March 8, 2005, except for Note 11, as to which the date is March 31, 2005, relating to the consolidated financial statements of Vibra Healthcare, LLC and subsidiaries as of December 31, 2004 and for the period from inception (May 14, 2004) through December 31, 2004. We also consent to the references to us under the heading "Experts" in such registration statement.



/s/ Parente Randolph, LLC

Parente Randolph, LLC
Harrisburg, Pennsylvania
December 13, 2005